   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1996

                                                     REGISTRATION NO. 333-13523
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                            DADE INTERNATIONAL INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
        DELAWARE                     2835                    36-3949533
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
      JURISDICTION        CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
   OFINCORPORATION OR
      ORGANIZATION)

                              1717 DEERFIELD ROAD
                        DEERFIELD, ILLINOIS 60015-0778
                           TELEPHONE: (847) 267-5300
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                               MICHAEL P. BUCKLO
                              1717 DEERFIELD ROAD
                        DEERFIELD, ILLINOIS 60015-0778
                           TELEPHONE: (847) 267-5300
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
                                 LANCE C. BALK
                               KIRKLAND & ELLIS
                             153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4675
                           TELEPHONE: (212) 446-4800
                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number on the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                        PROPOSED
                                          PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT       MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED          REGISTERED   PER UNIT(1)     PRICE(1)       FEE
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
11 1/8% Senior
 Subordinated Notes due
 2006, Series B........   $350,000,000      100%      $350,000,000 $106,060.61

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(1) Estimated solely for the purpose of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                               EXPLANATORY NOTE

  This Amendment No. 1 to the Registration Statement consists of the Registration Statement facing page, this explanatory note and Part II to the Registration Statement. The Prospectus has been omitted from this Amendment No. 1 as no changes have been made to the Prospectus previously filed on October 4, 1996.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a statement of estimated expenses of the issuance and distribution of the securities being registered other than underwriting compensation:

   SEC registration fee................................................ $106,061
   Printing expenses...................................................   20,000
   Transfer agent's fees and expenses..................................   10,000
   Accounting fees and expenses........................................   50,000
   Legal fees and expenses.............................................   75,000
   Miscellaneous expenses..............................................   10,000
                                                                        --------
     Total............................................................. $271,060
                                                                        ========

  All amounts are estimated except for the SEC registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware, inter alia, ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it currently exists or may hereafter be amended.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

  The Company maintains and has in effect insurance policies covering all of the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  On December 20, 1994, the Company sold (i) to Diagnostics Holding, Inc. 1000 shares of Common Stock, par value $.01, for an aggregate of $45,000,000 in cash and $40,000,000 in non-cash consideration (third-party notes) and (ii) to BT Securities Corporation, as initial purchaser, $120,000,000 in aggregate principal amount of 13% Senior Subordinated Notes due 2005 (which notes were resold to qualified institutional buyers and accredited investors) for $116,400,000 in cash. These sales were made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and regulation D promulgated thereunder.

  On May 7, 1996, the Company sold to BT Securities Corporation ($245,000,000), CS First Boston Corporation ($52,500,000) and Morgan Stanley & Co. Incorporated ($52,500,000) $350,000,000 in aggregate principal amount of 11 1/8% Senior Subordinated Notes due 2006 (which notes were resold to qualified institutional buyers and accredited investors) for a total of $339,500,000 in cash. These sales were made in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and regulation D promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS.

  3.1 Certificate of Incorporation of Dade International Inc.
  3.2 By-laws of Dade International Inc.
  4.1 Indenture dated as of May 7, 1996 between Dade International Inc. and IBJ
      Schroder Bank & Trust Company.
  4.2 Purchase Agreement dated as of April 30, 1996 between Dade International
      Inc., BT Securities Corporation, CS First Boston Corporation and Morgan
      Stanley & Co. Incorporated.
  4.3 Registration Rights Agreement dated as of May 7, 1996 between Dade
      International Inc., BT Securities Corporation, CS First Boston
      Corporation and Morgan Stanley & Co. Incorporated.
  5.1 Opinion and consent of Kirkland & Ellis.
 10.1 Credit Agreement dated as of May 7, 1996 among Diagnostics Holding, Inc.,
      Dade International Inc., various lending institutions and Bankers Trust
      Company as Agent.
 10.2 Security Agreement dated as of May 7, 1996 among Diagnostics Holding,
      Inc., Dade International Inc., certain subsidiaries of Dade International
      Inc. and Bankers Trust Company as Collateral Agent.
 10.3 Pledge Agreement dated as of May 7, 1996 among Diagnostics Holding, Inc.,
      Dade International Inc., various subsidiaries of Dade International Inc.
      and Bankers Trust Company as Collateral Agent.
 10.4 Asset Purchase and Sale Agreement dated December 11, 1995, as amended and restated on May 7, 1996, between E.I. du Pont de Nemours and Company and Dade Chemistry Systems Inc. incorporated by reference to Exhibit 2.1 to the Company's Form 8-K under the Securities Act of 1934, as filed on May
      22, 1996 (No. 33-90462).
 10.5 Transitional Services Agreement entered into as of May 7, 1996, effective as of April 30, 1996 by and between E.I. du Pont de Nemours and Company and Dade Chemistry Systems Inc.
 10.6 Manufacturing Agreement entered into as of May 7, 1996, effective as of April 30, 1996 by and between E.I. du Pont de Nemours and Company and Dade Chemistry Systems Inc.
 10.7 Stockholders Agreement made as of December 20, 1994 by and among Dade
      International Inc. and the other parties signatory thereto incorporated by reference to Exhibit 10.6 to the Company's Form S-4 Registration
      Statement under the Securities Act of 1933, as filed on March 20, 1995
      (No. 33-90462).

 10.8 Management Services Agreement dated as of December 20, 1994 by and between Dade International Inc. and Bain Capital, Inc. incorporated by reference to Exhibit 10.7 to the Company's Form S-4 Registration
       Statement under the Securities Act of 1933, as filed on March 20, 1995
       (No. 33-90462) as amended by Amendment No. 1 to Management Services
       Agreement dated as of May 7, 1996.
 10.9 Management Services Agreement dated as of December 20, 1994 by and between Dade International Inc. and Goldman, Sachs & Co. incorporated by reference to Exhibit 10.8 to the Company's Form S-4 Registration
       Statement under the Securities Act of 1933, as filed on March 20, 1995
       (No. 33-90462).
 10.10 Tax Law Change Indemnification dated as of December 16, 1994 between
       Baxter International Inc. and Diagnostics Holding, Inc. incorporated by reference to Exhibit 10.9 to the Company's Form S-4 Registration
       Statement under the Securities Act of 1933, as filed on March 20, 1995
       (No. 33-90462).
 10.11 Amended and Restated Exclusive Distribution Agreement dated as of
       September 15, 1995, by and between Dade International Inc. and Baxter
       Healthcare Corporation as amended on September 26, 1996.
 10.12 1995 Executive Stock Purchase and Option Plan incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q under the Securities Act of
       1934, as filed on August 14, 1995 (No. 33-90462).
 10.13 1995 Management Stock Option Plan incorporated by reference to Exhibit
       10.2 to the Company's Form 10-Q under the Securities Act of 1934, as filed on August 14, 1995 (No. 33-90462).
 10.14 Form of Agreement under 1995 Executive Stock Purchase and Option Plan incorporated by reference to Exhibit 10.3 to the Company's Form 10-Q under the Securities Act of 1934, as filed on August 14, 1995 (No. 33-
       90462).
 10.15 Form of Agreement under 1995 Management Stock Option Plan incorporated by reference to Exhibit 10.4 to the Company's Form 10-Q under the Securities Act of 1934, as filed on August 14, 1995 (No. 33-90462).
 10.16 1996 Executive Stock Purchase and Option Plan.
 10.17 Form of Agreement under 1996 Executive Stock Purchase and Option Plan.
 12.1  Statement of Computation of Ratios.
 21.1  Subsidiaries of Dade International Inc.
 23.1  Consent of Price Waterhouse LLP (Chicago).
 23.2  Consent of Price Waterhouse LLP (Chicago).
 23.3  Consent of Price Waterhouse LLP (Philadelphia).
 23.4  Consent of Kirkland & Ellis (included in Exhibit 5.1).
 24.1  Powers of Attorney (included in signature page).
 25.1  Statement of Eligibility of Trustee on Form T-1.
 27.1  Financial Data Schedule.
 99.1  Form of Letter of Transmittal.
 99.2  Form of Notice of Guaranteed Delivery.
 99.3  Form of Tender Instructions.

--------
All the exhibits have been previously filed with the Registration Statement filed on October 4, 1996.

(B) FINANCIAL STATEMENT SCHEDULES.

  Not Applicable.

ITEM 17. UNDERTAKINGS.

  A. The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of the chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

  B. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  C. The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph B immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  E. The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  F. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bern, Switzerland, on October 30, 1996.

                                          DADE INTERNATIONAL INC.


                                          By       /s/ Scott T. Garrett
                                            ---------------------------------
                                               NAME: SCOTT T. GARRETT TITLE:
                                                CHIEF EXECUTIVE OFFICER AND
                                                         PRESIDENT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURES                      CAPACITY                DATE

        /s/ Scott T. Garrett           Chief Executive        October 30, 1996
-------------------------------------   Officer, President
          SCOTT T. GARRETT              and Director
                                        (principal
                                        executive officer)

                  *                    Executive Vice         October 30, 1996
-------------------------------------   President and Chief
      JAMES W.P. REID-ANDERSON          Financial Officer
                                        (principal
                                        financial officer)

                  *                    Corporate Vice         October 30, 1996
-------------------------------------   President/Controller
            DENNIS TAYLOR               (principal
                                        accounting officer)

                  *                    Executive Vice         October 30, 1996
-------------------------------------   President and
        ROBERT W. BRIGHTFELT            Director

                  *                    Director               October 30, 1996
-------------------------------------
             ADAM KIRSCH

                  *                    Director               October 30, 1996
-------------------------------------
          MARK E. NUNNELLY

                  *                    Director               October 30, 1996
-------------------------------------
          STEVE G. PAGLIUCA

       /s/ John P. Connaughton         Director               October 30, 1996
-------------------------------------
         JOHN P. CONNAUGHTON

                  *                    Director               October 30, 1996
-------------------------------------
         JOSEPH H. GLEBERMAN


*By    /s/ John P. Connaughton                                October 30, 1996
   ----------------------------------
           JOHN P. CONNAUGHTON
             ATTORNEY-IN-FACT